Exhibit 5.1

INTERNAL REVENUE SERVICE         DEPARTMENT OF THE TREASURY
P.O. BOX 2508
CINCINNATI, OH 45201
Date: AUG 09 2013             Employer Identification Number:
34-0963169
THE PROGRESSIVE CORPORATION     DLN:
C/O BAKER & HOSTETLER LLP                 17007344052019
DIANE D WILCOX ESQ                 Person to Contact:
1900 E 9TH ST STE 3200                     CATHERINE BROOKS-ALDRETE ID#75813
CLEVELAND, OH 44114-3485             Contact Telephone Number:
(214) 413-5528
     Plan Name:
THE PROGRESSIVE
401 (K) PLAN
     Plan Number: 003

Dear Applicant:
We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records. You must retain this information to preserve your reliance on this letter.
Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401-1(b)(3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.
The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provides examples of the effect of a plan's operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.
This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.
This determination letter gives no reliance for any qualification change that becomes effective, any guidance published, or any statutes enacted, after the issuance of the Cumulative List (unless the item has been identified in the Cumulative List) for the cycle under which this application was submitted.
This letter may not be relied on after the end of the plan's first five-year remedial amendment cycle that ends more than 12 months after the application was received. This letter expires on January 31, 2015. This letter considered the 2008 Cumulative List of Changes in Plan Qualification Requirements.
This determination letter is applicable for the amendment(s) executed

THE PROGRESSIVE CORPORATION

on 12/3/10 & 12/7/09.
This determination is subject to your adoption of the proposed amendments submitted in your letter dated 7/17/13. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).
This plan satisfies the requirements of Code section 4975(e) (7).
The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.
We have sent a copy of this letter to your representative as indicated in the Form 2848 Power of Attorney or appointee as indicated by the Form 8821 Tax Information Authorization.
If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.
Sincerely,
/s/ Andrew E. Zuckerman
                Andrew E. Zuckerman
Director, EP Rulings & Agreements
Enclosures:
Publication 794
Addendum

THE PROGRESSIVE CORPORATION

This determination letter is also applicable for the plan amendments adopted on 12/15/08, 2/3/07, 10/30/06, 11/21/05, 5/31/05, 1/1/05, 12/31/04, 8/30/04, 5/5/04, 12/31/03, 7/1/03, 4/8/03, 12/24/02, and 7/1/02.
This determination letter is also applicable for the plan amendment adopted 11/27/07, as corrected per the proposed amendment submitted 7/17/13.
This determination letter is also applicable for the Trust amendments adopted 2/10/06, 11/16/06, 9/6/07, 12/21/07, 6/17/08, and 12/10/10.
This determination letter is conditioned on the completion of forfeiture corrections as proposed in your letter dated 7/17/13.

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